As filed with the Securities and Exchange Commission on April 3, 2015

                                                     Registration No. 333-201037
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Amendment No. 2
                                   FORM S-1/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Tapioca Corp.
                 (Name of small business issuer in its charter)

           Nevada                                 2013                         35-2507568
(State or Other Jurisdiction of       (Primary Standard Industrial            (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)

                Lasi, Vasile Lupu nr. 83, bl. D1, sc. B, Suite 37
                                     Romania
                           tapiocagroupcorp@gmail.com
                               + 4 (0373) 78 12 42
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Filings Incorporation
                  8040 Excelsior Dr. Suite 200 Madison WI 53717
                               Tel: 1-800-981-7183
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                               SCOTT D. OLSON ESQ.
                                  274 BROADWAY
                              COSTA MESA, CA 92627
                                TEL: 310.985.1034
                                FAX: 310.564.1912
                             EMAIL: SDOESQ@GMAIL.COM

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering: [ ]

If this form is a post-effective  registration  statement filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering: [ ]

If this form is a post-effective  registration  statement filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered            to be Registered (1)      per Share (2)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                 10,000,000              $ 0.01                $100,000               $11.62
===========================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act').

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                                  TAPIOCA CORP.

                        10,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE

This is the initial offering of common stock of Tapioca Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses or at all and may not even cover the costs of the offering.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Slav Serghei, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. The shares are being offered at a fixed price of $0.01 per share for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The Board of Directors may decide to terminate the offer prior to the completion of the sale of all of the 10,000,000 shares being registered if sufficient revenue is generated from operations to allow the company to further its business plan without the need from outside funding. The offering will not be extended beyond 360 days following the date of the prospectus.

THE SHARES WILL BE OFFERED AT A FIXED PRICE OF $0.01 PER SHARE FOR A PERIOD OF 240 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS. THE COMPANY MAY ELECT TO EXTEND THIS INITIAL OFFERING FOR FROM 240 DAYS FROM THE DATE OF THE DATE OF THE PROSPECTUS TO A PERIOD OF 360 DAYS AFTER THE DATE OF THIS PROSPECTUS. FUNDS, ONCE INVESTED BY AN INVESTOR, ARE IRREVOCABLE.

In the event the company sells 25% of the total offering, we will realize net proceeds of approximately $15,000. In the event the company sells 50% of the total offering, we will realize net proceeds of approximately $40,000. In the event the company sells 75% of the total offering, we will realize net proceeds of approximately $65,000. In the event the company sells 100% of the total offering, we will realize net proceeds of approximately $90,000. There is no guarantee that we will receive any proceeds from this offering.

We are an "emerging  growth  company" as defined in the  Jumpstart  Our Business
Startups Act ("JOBS Act"). Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in "Risk Factors" beginning on page 5 of this prospectus.

Tapioca Corp. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Tapioca Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company pursuant to Rule 144 of the Securities Act, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. See "Risk Factors" for the risks of investing in a shell company.


We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.


SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company's bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to continue operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED APRIL __, 2015

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                           3
RISK FACTORS                                                                 7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                        12
USE OF PROCEEDS                                                             13
DETERMINATION OF OFFERING PRICE                                             13
DILUTION                                                                    14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS                                                      14
DESCRIPTION OF BUSINESS                                                     26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                 31
EXECUTIVE COMPENSATION                                                      33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              34
PLAN OF DISTRIBUTION                                                        35
DESCRIPTION OF SECURITIES                                                   36
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION  FOR SECURITIES
ACT LIABILITIES                                                             39
LEGAL MATTERS                                                               39
INTERESTS OF NAMED EXPERTS AND COUNSEL                                      39
EXPERTS                                                                     39
AVAILABLE INFORMATION                                                       39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                       40
INDEX TO THE FINANCIAL STATEMENTS                                           41

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "TAPIOCA CORP." REFERS TO TAPIOCA CORP. THE FOLLOWING SUMMARY PROVIDES A BRIEF OVERVIEW OF THE KEY ASPECTS OF THE OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                  TAPIOCA CORP.

We are a development stage company in the business of selling Bubble Tea from mobile stands in Romania. Bubble Tea, also called pearl milk tea, is brewed black tea or green tea mixed with milk, sugar and chewy tapioca pearls, and usually served cold with ice. Fruit-flavored Bubble Tea is also available in an assortment of flavors such as mango, lychee, strawberry, honeydew and green apple. Fruit purees (natural or sweetened), flavored syrups or fresh fruits are added to the base tea for the fruity taste. Thanks to its natural components is considered a beneficial drink, having a high content of calcium, phosphorus, vitamin C and antioxidants and is a suitable alternative traditional tea and coffee. It is a funky and unusual alternative to traditional tea that provides the great taste of authentic fruit juice in an attractive and convenient packaging. Our model is kiosk-based operations that rely heavily on pass-by traffic. Because of it, we are looking for locations with existing traffic, such as shopping malls, street corners, flea markets, schools, colleges, universities, transportation hubs, such as bus, ferries, or train stations. At the same time, mobility of our kiosks allows us to place them temporarily in expo shows, sport games and concerts. The strategic role of Tapioca Corp. is centered around three objectives:

     * To stay at the forefront as the market leader in innovative product introductions and successful product launches;
     * To strengthen and satisfy the needs of the more adventurous Generation Y consumers with a new eye-catching and FUNctional product;
     * To become the market leader in the functional drinks segment with increased market shares.


We placed our first Bubble Tea stand in Magurele, Bucharest -Ilfov, Muntenia, Romania on March 1, 2015 and plan on placing additional Bubble Tea stands in Romania major cities such as Bucharest, Ia?i and Cluj. It was purchased from the loan provided by the Company's President. The locations that we believe will be most suitable for our product are shopping malls, schools, colleges, universities, streets, flea markets, expo shows, ferries, sport games and concerts. We have purchased one Bubble Tea machine with stand and signed lease agreement to place the unit in Magurele, Bucharest -Ilfov, Muntenia, Romania at a cost of $6,000 for the first year, which will be covered by the loan promised by the Company's President. Business at that Bubble Tea stand has yet to begin. As a result, we have very limited operational revenues from operating our stand at special events.

We are a company with limited revenues and have limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from April 18, 2014 (date of inception) to January 31, 2015, report revenues of $1,180 and a net loss of $(2,842). As of January 31, 2015, we had $2,120 in cash on hand. The limited revenue we have generated is from operating our Bubble Tea Stand at special events. As of the date of this prospectus we had $ 2,120 in cash on hand. Our independent registered public accountant has issued an audit opinion for Tapioca Corp. which includes a statement expressing substantial doubt about our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. To date, the operations we have engaged in are (i) the development of a business plan of purchasing and placing Bubble Tea stands throughout Romania in major cities such as Bucharest, Ia?i and Cluj, (ii) the purchase and development of one Bubble Tea machine with stand and (iii) the execution of a lease agreement with Cristi Matache, at a cost of $6,000 for the first year, which will be covered by the loan promised by the Company's President, to place it in Magurele, Bucharest-Ilfov, Muntenia, Romania by March 1, 2015, which we have done. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). Being a development stage company, we have very limited operating history.

Our principal executive office is located at Lasi, Vasile Lupu nr. 83, bl. D1, sc. B, Suite 37, Romania. Our phone number is + (0373) 78 12 42. We do not have a website.

We require a minimum funding of $25,000 to conduct our 12 months plan of operation, and if we are unable to obtain this level of financing, our business may fail.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of $25,000 to conduct our proposed continuing operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $25,000, our business may fail. Even if we raise $100,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Our president devotes approximately 20 hours/week to the business and he has no prior experience managing a public company.


If necessary, Slav Serghei, our president, has verbally agreed to lend funds to pay for the registration process and lend funds, up to $25,000, to further follow our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months. On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand. However, the verbal agreement is not binding and there is no guarantee that we will receive such loan.

Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.


There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE OFFERING

The Issuer:                   Tapioca Corp.

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering  shall  terminate on the earlier of:
                              (i) the  date  when  the  sale  of all  10,000,000
                              common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination of the board of directors.

Securities Issued and
 Outstanding:                 There are 3,500,000  shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our sole officer and director, Slav
                              Serghei.

Registration Costs            We estimate our total offering  registration costs
                              to be approximately $10,000.

Risk Factors:                 See "Risk  Factors" and the other  information  in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from April 18, 2014(date of inception) to October 31, 2014, included on Page F-1 in this prospectus.

FINANCIAL SUMMARY

                                                            October 31, 2014 ($)
                                                            --------------------
Cash and Deposits                                                  1,425
Equipment                                                          7,000
Total Assets                                                       8,425
Total Liabilities                                                  5,000
Total Stockholder's Equity                                         3,425

STATEMENT OF OPERATIONS


                                                              Accumulated From
                                                              April 18, 2014 to
                                                            October 31, 2014 ($)
                                                            --------------------
Total Expenses                                                        75
Net Loss for the Period                                               75
Net Loss per Share                                                 (0.00)


The tables and information below are derived from our quarterly condensed financial statements (unaudited) for the period from April 18, 2014 (Inception) to January 31, 2015.

FINANCIAL SUMMARY

                                                            January 31, 2015 ($)
                                                            --------------------
Cash and Deposits                                                  2,120
Equipment, net of accumulated amortization                         6,988
Total Assets                                                       9,108
Total Liabilities                                                  8,450
Total Stockholder's Equity                                           658

STATEMENT OF OPERATIONS


                                                              Accumulated From
                                                             April 18, 2014 to
                                                            January 31, 2015 ($)
                                                            --------------------
Revenues                                                           1,180
Cost of Goods Sold                                                   200
Total Expenses                                                     3,822
Net Loss for the Period                                           (2,842)
Net Loss per Share                                                 (0.00)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE CEASE TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2)

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE HAVE CEASED TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company

WE HAVE A SOLE DIRECTOR AND OFFICER

Because our sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls and that, because the sole director and officer will determine his salary and perquisites, we may not have funds available for net income.

BUBBLE TEA VENDING COPMANIES CONSIST OF MOSTLY NON-PUBLIC COMPANIES

Because Tapioca Bubble Tea companies consist of mostly non-public companies, a small Tapioca Bubble Tea company with the added expenses of being a reporting company might have a competitive disadvantage.

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.


We were incorporated on April 18, 2014 and to date have limited operations consisting primarily of organizational activities, such as (i) the development of a business plan of purchasing and placing Bubble Tea stands throughout Romania in major cities such as Bucharest, Ia?i and Cluj, (ii) the purchase and development of one Bubble Tea machine with stand, which was purchased from the loan provided by the Company's President, and (iii) the execution of lease agreement with Cristi Matache, at a cost of $6,000 for the first year, which will be covered by the loan promised by the Company's President, to place it in Magurele, Bucharest-Ilfov, Muntenia, Romania by March 1, 2015, which was done. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We earned limited revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate significant operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.


AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.


WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIVE SIGNIFICANT REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAIALBLE.


We need the proceeds from this offering to advance operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise or borrow the minimum capital of $25,000 to continue operations for the 12 month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

IF WE RAISE PRICE OF OUR BUBBLE TEA THERE IS A POTENTIAL CHANCE OF REDUCTION IN SALES

If we raise the price of our Bubble Tea, some of our customers may not be willing or able to pay the increased prices causing a reduction in our sales which may affect our business negatively. We intend to counteract rising commodity prices by raising the price of our Bubble Tea and other products.

WE HAVE EARNED LIMITED REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


We have accrued net losses of $2,842 for the period from our inception on April 18, 2014 to January 31, 2015, and have limited revenues to date of $1,180. This operational revenues was generated from operating our Bubble Tea stand at special events. Our future is largely dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. HARRIS & GILLESPIE CPA'S, PLLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Tapioca Corp. is suitable.


IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase our product. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our services at prices which generate a profit.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 100% OF THE COMPANY'S SHARES AND WILL OWN 26% OF THE COMPANY'S OUTSTANDING COMMON STOCK IF WE ARE SUCCESSFUL AT COMPLETING THIS OFFERING, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Mr. Slav, our sole officer and director, owns 100% of the company's shares. The following table shows Mr. Slav' percentage ownership assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered:

Funding Level              $   25,000    $   50,000   $    75,000   $   100,000
Offering price             $     0.01    $     0.01   $      0.01   $      0.01
Shares being issued
 through the offering       2,500,000     5,000,000     7,500,000    10,000,000
Mr. Slav's Shares           3,500,000     3,500,000     3,500,000     3,500,000
Total Shares Outstanding    6,000,000     8,500,000    11,000,000    13,500,000
Mr. Slav's percentage
 ownership                         58%           41%           32%           26%

Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Slav may differ from the interests of the other shareholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRINCIPAL ASSETS WILL BE LOCATED IN BUCHAREST, ROMANIA, OUTSIDE OF THE UNITED STATES, AND SLAV SERGHEI, OUR SOLE OFFICER AND DIRECTOR, RESIDES OUTSIDE OF THE UNITED STATES IN ROMANIA, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. SLAV, OR TO ENFORCE A JUDGEMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. SLAV.

Our principal operations and assets are located in Bucharest, Romania outside of the United States, and Slav Serghei, our sole officer and director, is a non-resident of the United States. He is a resident of Romania. Therefore, it may be difficult to effect service of process on Mr. Slav in the United States, and it may be difficult to enforce any judgment rendered against Mr. Slav. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Slav, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Romania may render that investor unable to enforce a judgment against the assets of Mr. Slav. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE ARTITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES. CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.01 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and shareholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and
(viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returned regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.


Slav Serghei, our President, currently devotes approximately twenty hours per week providing management services to us. He owes fiduciary duties to no other companies. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could arise, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Slav to our company could negatively impact our business development.


OUR EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our sole executive officer and director do not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officers' and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to continue our operations, you might lose your entire investment because we may not have enough funds to continue our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to further follow our business plan. We do not have any plans where to seek this alternative financing at present time.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.


Our business plan allows for the payment of the estimated $10,000 ongoing cost and expenses for SEC reporting and compliances to be paid from existing cash on hand and director loan. If necessary, Slav Serghei, our Chairman, has verbally agreed to loan the company funds, up to $25,000, to complete the registration process and implement operations. On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. The management will be required to provide an annual report on our internal controls over financial reporting regardless of our status as an emerging growth company. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

When our S-1/A becomes effective, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act but that management will be required to provide an annual report on our internal control over financial reporting pursuant to Item 308 of Regulation S-K in the year following our first annual report required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THIS OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of shares, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated, or any funds at all.


                                   25,000      50,000       75,000      100,000
                                   ------      ------       ------      -------
Legal and professional fees
 (associated with maintaining
 reporting status)                $10,000     $10,000      $10,000      $10,000
Permits                           $    20     $    40      $    80      $   120
Additional Leases                 $ 5,400     $10,800      $21,600      $32,400
Developing website/hosting        $   650     $ 3,000      $ 3,000      $ 3,000
Number of Additional Locations          1           2            4            6
Additional Equipment and Stands   $ 7,000     $14,000      $28,000      $42,000
Marketing and Advertising         $ 1,680     $ 9,660      $ 9,320      $ 8,980
Office                            $     0     $ 2,000      $ 2,000      $ 2,000
Supplies                              250         500        1,000        1,500

Our current lease is $6,000 for the first year, which will be covered by the loan promised by the Company's President.

We do not intend to use any of the proceeds from the offering to pay for the cost of the offering. The cost of the offering shall be loaned to us from Mr. Slav. On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand.

The above figures represent only estimated costs. Slav Serghei, our president, has verbally agreed to lend funds to pay for the registration process in order to maintain a reporting status with the SEC and to lend us up to $25,000 to implement the first phase of our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. Mr. Slav has agreed to lend up to $25,000, which is sufficient for us to implement the first phase of our business plan. On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand. However, the verbal agreement is not binding and that there is no guarantee that we will receive such loan. The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress, general business conditions and market reception to our product. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.


An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on leases by finding malls with lower lease rates and spending more on marketing by placing ads in local newspapers. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to continue with our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on April 18, 2014. Mr. Slav, our sole officer and director, paid $0.001 per share for the 3,500,000 common shares

Assuming completion of the offering, there will be up to 13,500,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.


Funding Level                   $     25,000     50,000     75,000      100,000
Offering price                  $       0.01       0.01       0.01         0.01
Net tangible book value per
 common share before offering   $     0.0002     0.0002     0.0002       0.0002
Increase   per  common  share         0.0041
 attributable to investors      $                0.0058     0.0067       0.0073
Pro forma net tangible  value
 per   common    share   after
 offering                       $     0.0043     0.0060     0.0069       0.0075
Dilution to investors           $     0.0057     0.0040     0.0031       0.0025
Dilution as a  percentage
 of offering price                        57%        40%        31%          25%


The numbers above were derived using the following formulas:

Book value before offering per share: shares at present divided by current stock holder equity=$0.0002


Book value after offering per share: (amount of funding + stock holder equity) divided by shares outstanding after offering


Increase per share: share book value after offering minus share book value before offering

Dilution to investors: offering price  minus book value after offering per share

Based on 3,500,000 common shares outstanding as of January 31, 2015 and total stockholder's equity of $658 as of January 31, 2015. Since inception, the officer, director, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.01 per common share.

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:


                                           Investment         %          Stock Ownership         %
                                           ----------       -----        ---------------       -----
25% Offering of 10,000,000 Shares
Current Stockholders                        $  3,500        12.28%          3,500,000          58.33%
New Investors                               $ 25,000        87.72%          2,500,000          41.67%

                                           Investment         %          Stock Ownership         %
                                           ----------       -----        ---------------       -----
50% Offering of 10,000,000 Shares
Current Stockholders                        $  3,500         6.54%          3,500,000          41.18%
New Investors                               $ 50,000        93.46%          5,000,000          58.82%

                                           Investment         %          Stock Ownership         %
                                           ----------       -----        ---------------       -----
75% Offering of 10,000,000 Shares
Current Stockholders                        $  3,500         4.46%          3,500,000          31.82%
New Investors                               $ 75,000        95.54%          7,500,000          68.18%

                                           Investment         %          Stock Ownership         %
                                           ----------       -----        ---------------       -----
Maximum Offering of 10,000,000 Shares
Current Stockholders                        $  3,500         3.38%          3,500,000          25.93%
New Investors                               $100,000        96.62%         10,000,000          74.07%


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.


We are a development stage corporation with limited operations. We have generated limited revenues from our business operations. Our financial statements for the period from April 18, 2014 (date of inception) to January 31, 2015, report a revenue of $1,180 and a net loss of $2,842. We have generated such limited operational revenues from operating our Bubble Tea stand at special events. As of the date of this prospectus we had $ 2,120 in cash on hand. Our current cash balance will not be sufficient to fund our continued operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Slav Serghei, our sole officer and director, who has verbally agreed to lend funds to pay for the registration process and implement a minimum level of our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months, up to $25,000, if no other proceeds are obtained by the Company. On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand. However, the verbal agreement is not binding and that there is no guarantee that we will receive such loan.


We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company pursuant to Rule 144 of the Securities Act, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated very limited revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to continue our plan of operations.

No proceeds will be used as direct or indirect payments to Mr. Slav or his affiliates.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to rely on exemptions from certain disclosure requirements. For as long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

12 MONTH PLAN OF OPERATION

Our sales and marketing strategy is to move as quickly as possible into the Romanian market with Tapioca Bubble Tea stands and place them in major cities and in as many locations as possible. The major cities we are planning to operate are Bucharest, Ia?i and Cluj. The locations that we think will be most suitable for our product are shopping malls, schools, colleges, universities, streets, flea markets, expo shows, ferries, sport games and concerts. Our plan is to set up small mobile Tapioca Bubble Tea stands. This will allow easy access to selected locations. All the necessary supplies will be purchased locally in Romania, and only Tapioca Bubble Tea stands will be brought from China.


Our sources of cash will be mainly the proceeds from public offering, and loan from our director. Additionally, we have generated limited operational revenues from operating our Bubble Tea stand at special events. It was purchased from the loan provided by the Company's President. We expect to start generating additional revenue by selling our products by the 8th month of our Plan of Operations. But there is no guarantee that we will receive loan from our director or raise funds from public offering. On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand.


We will not be conducting any product research or development. We plan to grow our business as soon as funds become available. Our 12 month plan of operations is as follows:

                                IF $25,000 RAISED

Completion of office set-up
Time frame: 1st month.

Our principal executive office is located at Lasi, Vasile Lupu nr. 83, bl. D1, sc. B, Suite 37, Romania. Our phone number is + (0373) 78 12 42. At this stage of our operations our office is provided by our President and director at no charge, at his own location, so no budget required.

Obtaining Permits
Time frame: 2-3rd months

Permit cost                                               $    20
Number of additional locations                                  1
Total Additional Permits Cost                             $    20

If we raise minimum amount of funds ($25,000) we will buy and equip only one additional Tapioca Bubble Tea stand and will obtain only one additional permit. The permit would allow us to set up our stand anywhere in the city where vending business is permitted. Although we already purchased and placed one stand in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit.

Website development/hosting
Time frame: 3-4th months

Annual website domain hosting                             $ 50.00
Website design                                            $600.00
Total website development/hosting Cost                    $650.00

We will hire website developer to develop our website and register internet domain. (Source: Consultation with website developer)

Purchasing Tapioca Bubble Tea Stand with equipment
Time frame: 5-6th month

Landed cost per Tapioca Bubble Tea Stand and equipment    $7,000
Multiplied by : Number of additional locations                 1
Total Additional Stand and Equipment Cost                 $7,000

Model: Tapioca Bubble Tea Stand MYSHINE MS3828.

If we raise $25,000 we will buy and equip one additional Tapioca Bubble Tea stand, as we already have one Tapioca Bubble stand purchased and placed in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit.

Finding local suppliers
Time frame: 6-7th months

Supplies estimated cost is $250.

Our supplies, such as teas, milk, tapioca balls, flavoring, cleaning kits and packaging will be purchased from local suppliers, or suppliers located within the European Union. We plan to keep minimal inventory on hands.

Hiring/Training sales personnel
Time frame: 7th months

Two sales people will be hired and trained. Salary remuneration will be commission based, which is 15 percent of gross sales. Hiring and training will be done by the Director.

Finding locations and placing Tapioca Bubble Tea stands
Time frame: 8-10th months

Estimate Annual Lease Cost per additional location         $5,400
Multiplied by:  Number of additional locations                  1
Total Estimate Additional Lease costs                      $5,400


We already have one Tapioca Bubble stand purchased and placed in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit. We will pay the $6,000 for the first year for the lease on this property, from the loan promised by the Company's President

Marketing and advertising
Time frame- 10-12th months

We will engage in the following promotional activities:

       Stand                                 Media                     Frequency        Year 1 Budget
       -----                                 -----                     ---------        -------------
Print                                Flyers distributed in store     1,000 per month       $  800
Free Samples                         Free Samples                    Constant              $  240
Mall Advertising Commercials         Malls advertising stands/
 /Posters                            stations                        Constant              $  640
Word of Mouth                        Word of Mouth                   Constant                Free
Total Marketing and Advertising
 Costs                                                                                     $1,680

The stand operators will promote our teas by giving out free samples and coupons. Our company will be placing ads in the mall advertising magazines, and internal mall commercials.

Total Cost of all operations: $15,000

To advance our operations ($15,000) and pay ongoing legal fee associated with public offering ($10,000) we require a minimum of $25,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional Tapioca Bubble Tea stands and equipment.

                                IF $50,000 RAISED

Setting up an office
Time frame: 1st month.

Office furniture                                           $  800.00
Equipment (computer)                                       $1,000.00
Supplies                                                   $  200.00
Total Office  Cost                                         $2,000.00

Our principal executive office is located at Lasi, Vasile Lupu nr. 83, bl. D1, sc. B, Suite 37, Romania. Our phone number is + (0373) 78 12 42. At this stage of our operations, our office is provided by our President and director at no charge, at his own location, so no budget required. Office furniture (chairs, lamp and table), equipment (computer, printer, fax) and supplies (miscellaneous office supplies) will be purchased locally.

Obtaining Permits
Time frame: 2-3rd months

Permit cost                                               $    20
Number of additional locations                                  2
Total Additional Permits Cost                             $    40


If we raise $50,000, we will buy and equip two additional Tapioca Bubble Tea stands and will obtain two permits. The permits would allow us to set up our stands anywhere in the city where vending business is permitted. Although we already bought and place one stand in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit.

Website development/hosting
Time frame: 3-4th months

Annual website domain hosting                              $   50.00
Website design                                             $   2,950
Total Website development/hosting Cost                     $   3,000

We will hire website developer to develop our website and register internet domain. Website development will be done on the latest platforms for better design.
(Source: Consultation with website developer)

Purchasing Tapioca Bubble Tea stands
Time frame: 5-6th month

Landed cost per Tapioca Bubble Tea Stand and equipment    $ 7,000
Multiplied by : Number of additional locations                  2
Total Additional Stand and Equipment Cost                 $14,000

Model: Tapioca Bubble Tea Stand MYSHINE MS3828.

If we raise $50,000 we will buy and equip two additional Tapioca Bubble Tea stands, as we already have one Tapioca Bubble stand placed in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit. .

Finding local suppliers
Time frame: 6-7th months

Estimated Costs (Other Expenses) is $500.

Our supplies, such as teas, milk, tapioca balls, flavoring, cleaning kits and packaging will be purchased from the local suppliers. We plan to keep minimal inventory on hands.

Hiring/Training sales personnel
Time frame: 7th months

Two sales people will be hired and trained. Their salary remuneration will be commission based, which is 15 percent of gross sales.

Finding locations and placing Tapioca Bubble Tea stands
Time frame: 8-10th months

Estimate Annual Lease Cost per additional location         $ 5,400
Multiplied by:  Number of additional locations                   2
Total Estimate Additional Lease costs                      $10,800


We already have one Tapioca Bubble stand purchased and placed in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit. We will pay the $6,000 for the first year for the lease on this property from the loan promised by the Company's President.

Two Tapioca Bubble Tea stands will be placed in two different locations in Bucharest.

Marketing and advertising
Time frame: 10-12th months

We will engage in the following promotional activities:

       Stand                                 Media                     Frequency        Year 1 Budget
       -----                                 -----                     ---------        -------------
Print                                Coupons distributed in store    2,000 per month       $1,660
Print                                Mailbox Mailer coupons          5,000 per month       $4,500
Free Samples                         Free Samples                    Constant              $1,000
Mall Advertising Commercials
 /Posters                            Malls advertising stands/
                                     stations                        Constant              $2,500
Word of Mouth                        Word of Mouth                   Constant                Free
Sub Total Marketing and Advertising
 Costs                                                                                     $9,660

We will be hiring marketing company that does mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box. The stand operators will promote our teas by giving out free samples and coupons. Our company will be placing ads in the mall advertising magazines, and internal mall commercials.

Total Cost of all operations: $40,000

To advance our operations ($40,000) and pay ongoing legal fee associated with public offering ($10,000) we require a minimum of $50,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional Tapioca Bubble Tea stands.

                                IF $75,000 RAISED

Setting up an office
Time frame: 1st month.

Office furniture                                           $  800.00
Equipment (computer)                                       $1,000.00
Supplies                                                   $  200.00
Total Office  Cost                                         $2,000.00

Our principal executive office is located at Lasi, Vasile Lupu nr. 83, bl. D1, sc. B, Suite 37, Romania. Our phone number is + (0373) 78 12 42 At this stage of our operations, our office is provided by our President and director at no charge, at his own location, so no budget required. Office furniture (chairs, lamp and table), equipment (computer, printer, fax) and supplies (miscellaneous office supplies) will be purchased locally.

Obtaining Permits
Time frame: 2-3rd months

Permit cost                                                $      20
Number of additional locations                                     4
Total Additional Permits Cost                              $      80

If we raise $75,000, we will buy and equip four Tapioca Bubble Tea stands and will obtain four permits. The permits would allow us to set up our stands anywhere in the city where vending business is permitted. Although we already bought and place one stand in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit.

Website development/hosting
Time frame: 3-4th months

Annual website domain hosting                              $   50.00
Website design                                             $   2,950
Total Website development/hosting Cost                     $   3,000


We will hire website developer to develop our website and register internet domain. Website development will be done on the latest platforms for better design.
(Source: Consultation with website developer)

Purchasing Tapioca Bubble Tea stands
Time frame: 5-6th month

Landed cost per Tapioca Bubble Tea Stand and equipment     $ 7,000
Multiplied by : Number of additional locations                   4
Total Additional Stand and Equipment Cost                  $28,000

Model: Tapioca Bubble Tea Stand MYSHINE MS3828.

If we raise $75,000 we will buy and equip four additional Tapioca Bubble Tea stands, as we already have one Tapioca Bubble stand purchased and placed into service in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit.

Finding local suppliers
Time frame: 6-7th months

Estimated Costs (Other Expenses) is $1,000.

Our supplies, such as teas, milk, tapioca balls, flavoring, cleaning kits and packaging will be purchased from local suppliers, or suppliers located within the European Union. We plan to keep minimal inventory on hands.

Hiring/Training sales personnel
Time frame: 7th months

Four sales people will be hired and trained. Their salary remuneration will be commission based, which is 15 percent of gross sales. Manager will be hired to train and supervise the work of four people. Manager salary remuneration will be commission based, which is 5% of gross sales.

Finding locations and placing Tapioca Bubble Tea stands
Time frame: 8-10th months

Estimate Annual Lease Cost per additional location         $ 5,400
Multiplied by:  Number of additional locations                   4
Total Estimate Additional Lease costs                      $21,600


We already have one Tapioca Bubble stand purchased and placed in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit. We pay the $6,000 for the first year for the lease on this property from the loan promised by the Company's President


Four Tapioca Bubble Tea stands will be placed in four different malls in Bucharest.

Marketing and advertising
Time frame: 10-12th months

We will engage in the following promotional activities:

       Stand                                 Media                     Frequency        Year 1 Budget
       -----                                 -----                     ---------        -------------
Print                                Mailbox Mailer coupons          5,000 per month       $4,500
Free Samples                         Free Samples                    Constant              $1,500
Mall Advertising Commercials         Malls advertising stands/
 /Posters                            stations                        Constant              $3,320
Word of Mouth                        Word of Mouth                   Constant                Free
Sub Total Marketing and Advertising
 Costs                                                                                     $9,320

We will be hiring marketing company that does mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box. The stand operators will promote our teas by giving out free samples and coupons. Our company will be placing ads in the mall advertising magazines, and internal mall commercials.

Total Cost of all operations: $65,000

To advance our operations ($65,000) and pay ongoing legal fee associated with public offering ($10,000) we require a minimum of $75,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional Tapioca Bubble Tea stands.

                               IF $100,000 RAISED

Setting up an office
Time frame: 1st month.

Office furniture                                                 $  800.00
Equipment (computer)                                             $1,000.00
Supplies                                                         $  200.00
Total Office  Cost                                               $2,000.00

Our principal executive office is located at Lasi, Vasile Lupu nr. 83, bl. D1, sc. B, Suite 37, Romania. Our phone number is + (0373) 78 12 42. At this stage of our operations, our office is provided by our President and director at no charge, at his own location, so no budget required. Office furniture (chairs, lamp and table), equipment (computer, printer, fax) and supplies (miscellaneous office supplies) will be purchased locally.

Obtaining Permits
Time frame: 2-3rd months

Permit cost                                                      $      20
Multiplied by: Number of additional Tapioca Bubble Tea stands            6
Total Additional Permits Cost                                    $     120


If we raise $100,000, we will buy and equip six additional Tapioca Bubble Tea stands and will obtain six permits. The permits would allow us to set up our stands anywhere in the city where vending business is permitted. Although we already bought and place one stand in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit.


Website development/hosting
Time frame: 3-4th months

Annual website domain hosting                                    $   50.00
Website design                                                   $   2,950
Total Website development/hosting Cost                           $   3,000

We will hire website developer to develop our website and register internet domain. Website development will be done on the latest platforms for better design.
(Source: Consultation with website developer)

Purchasing Tapioca Bubble Tea stands
Time frame: 5-6th month

Landed cost per Tapioca Bubble Tea Stand and equipment           $ 7,000
Multiplied by: Number of additional locations                          6
Total Additional Stand and Equipment Cost                        $42,000

Model: Tapioca Bubble Tea Stand MYSHINE MS3828.


If we raise $100,000 we will buy and equip six additional Tapioca Bubble Tea stands, as we already have one Tapioca Bubble stand purchased and placed into service in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit. We pay the $6,000 for the first year for the lease on this property from the loan promised by the Company's President.


Finding local suppliers
Time frame: 6-7th months

Estimated Costs (Other Expenses) is $1,500.

Our supplies, such as teas, milk, tapioca balls, flavoring, cleaning kits and packaging will be purchased from local suppliers, or suppliers located within the European Union. We plan to keep minimal inventory on hands.

Hiring/Training sales personnel
Time frame: 7th months

Six sales people will be hired and trained. Their salary remuneration will be commission based, which is 15% of gross sales. Manager will be hired to train and supervise the work of six people. Manager salary remuneration will be commission based, which is 5% of gross sales.

Finding locations and placing Tapioca Bubble Tea stands
Time frame- 8-10th months

Estimate Annual Lease Cost per additional location               $ 5,400
Multiplied by:  Number of additional locations                         6
Estimate Total Additional Lease costs                            $32,400

We already have one Tapioca Bubble stand purchased and placed in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit.

Six Tapioca Bubble Tea stands will be placed in six different locations in Bucharest.

Marketing and advertising
Time frame- 10-12th months

We will engage in the following promotional activities:

       Stand                                 Media                     Frequency        Year 1 Budget
       -----                                 -----                     ---------        -------------
Print                                Mailbox Mailer coupons          5,000 per month       $4,580
Free Samples                         Free Samples                    Constant              $  980
Mall Advertising Commercials         Malls advertising stands/
 /Posters                            stations                        Constant              $3,500
Word of Mouth                        Word of Mouth                   Constant                Free
Sub Total Marketing and Advertising                                                        $8,980
 Costs

We will be hiring marketing company that does mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box. The stand operators will promote our teas by giving out free samples and coupons. Our company will be placing ads in the mall advertising magazines, and internal mall commercials.

Total cost of all operations: $90,000

To advance our operations ($90,000) and pay ongoing legal fee associated with public offering ($10,000) we require a minimum of $100,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional Tapioca Bubble Tea stands.

We plan to further implement our business plan as soon as funds from public offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 25, 50, 75, and 100% of shares, respectively. There is no assurance that we will raise the full $100,000 as anticipated, or any funds at all.


                                   25,000      50,000       75,000      100,000
                                   ------      ------       ------      -------
Legal and professional fees
 (associated with maintaining
 reporting status)                $10,000     $10,000      $10,000      $10,000
Permits                           $    20     $    40      $    80      $   120
Additional Leases                 $ 5,400     $10,800      $21,600      $32,400
Developing website/hosting        $   650     $ 3,000      $ 3,000      $ 3,000
Number of Additional Locations          1           2            4            6
Additional Equipment and Stands   $ 7,000     $14,000      $28,000      $42,000
Marketing and Advertising         $ 1,680     $ 9,660      $ 9,320      $ 8,980
Office                            $     0     $ 2,000      $ 2,000      $ 2,000
Supplies                              250         500        1,000        1,500



Our current lease is $6,000 for the first year, which will be covered by the loan promised by the Company's President.


COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within one year after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations are limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY


There is no historical financial information about us upon which to base an evaluation of our performance. We are in early stage operations and have generated limited revenues. We cannot guarantee we will be successful in our continuing business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.


RESULTS OF OPERATIONS

FROM INCEPTION ON APRIL 18, 2014 TO OCTOBER 31, 2014


During the period we (i) incorporated the company, (ii) prepared a business plan of purchasing and placing Bubble Tea stands throughout Romania in major cities such as Bucharest, Ia?i and Cluj, (iii) purchased one Bubble Tea machine and stand, which was purchased from the loan provided by the Company's President,
(iv) signed lease agreement, at a cost of $6,000 for the first year, to place the Bubble Tea machine 10 (ten) square meters located on the first floor of the building at Magurele, Bucharest-Ilfov, Muntenia, Romania by March 1, 2015.

We have accrued net losses of $75 for the period from our inception on April 18, 2014 to October 31, 2014, and have limited revenues to date. Our future is dependent upon our ability to obtain financing from this offering. We have generated limited revenue since inception due to the fact that we are a development stage company and have not yet placed our Bubble Tea machine. Our only revenue is from operating our Bubble Tea stand at special events, which was purchased from the loan provided by the Company's President.


Since inception, we have sold 3,500,000 shares of common stock to our sole officer and director for net proceeds of $3,500.

LIQUIDITY AND CAPITAL RESOURCES


As of January 31, 2015, we had cash in the amount of $2,120 and liabilities of $8,450. As of the date of this prospectus, we have $2,120 in cash and $8,450 in liabilities. We currently have limited operations and we have limited income. In fact, we are realizing a negative cash flows from operating activities per month equal to approximately $283. The cash we have on hand can sustain the company's current operations for 7 months.


Since inception, we have sold 3,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all or any of the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loan from our director or others.

We are highly dependent upon the success of the public offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loan, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with limited operations to date, we would likely have to pay additional costs associated with high risk loan and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company, including legal and professional fee, will be approximately $10,000.


As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company's sole officer and director, Slav Serghei, has verbally agreed to lend funds to pay for the registration process and lend us funds in the amount of up to $25,000 to further implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand. However, the verbal agreement is not binding and that there is no guarantee that we will receive such loan. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

We need a minimum of $25,000 to continue our proposed operations and pay all expenses associated with maintaining a reporting status with the SEC.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods. Assets depreciated and amortized over their estimated useful life. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

1. GENERAL

COMPANY

We were incorporated in the State of Nevada on April 18, 2014

We are in the business of selling Bubble Tea from mobile stands in Romania. Our model is kiosk-based operations that rely heavily on pass-by traffic. Because of it, we are looking for locations with existing traffic, such as shopping malls, street corners, flea markets, schools, colleges, universities, transportation hubs, such as bus, ferries, or train stations. At the same time, mobility of our kiosks allows us to place them temporarily in expo shows, sport games and concerts. The strategic role of Tapioca Corp. is centered around three objectives:

     * To stay at the forefront as the market leader in innovative product introductions and successful product launches;
     * To strengthen and satisfy the needs of the more adventurous Generation Y consumers with a new eye-catching and FUNctional product;
     * To become the market leader in the functional drinks segment with increased market shares.

We have begun by purchasing one Bubble Tea machine and stand placed in Magurele, Bucharest-Ilfov, Muntenia, Romania on March 1, 2015. Our next planned phase is to place our equipment in the malls in Bucharest and the Metropolitan area. We plan to spread our operation throughout Romania's major cities: Bucharest, Ia?i and Cluj. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one city to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding from the revenue.

The business steps are as follows:


     a) Purchase additional equipment and Mall Customized Bubble Tea stands from China


     b)   Buy necessary supplies locally or within the European Union.
     c)   Place stands

2. PRODUCT

Our product will be Tapioca Bubble Tea. Bubble tea is a mixture of iced or hot sweetened tea, milk, and often other flavors. The distinctive characteristics of Bubble Tea are the black gummy balls made of tapioca, or, more commonly in East Asia, yam starch-, called "pearls" or "boba" or balls that sit at the bottom of the cup. The pearls are larger than those found in tapioca pudding, with a diameter of at least 6 millimeters, but smaller ones are occasionally used. They are generally translucent brown with a darker brown center, although pearls of other colors or `Jelly cubes' have also recently become available. The original Bubble Tea consisted of a hot Taiwanese black tea, tapioca pearls, condensed milk, and honey. As this drink became more popular, variations were created. Initially iced versions with a hint of peach or plum flavors began to appear, and then more fruit flavors were added. They usually contain colored pearls that are chosen to match whatever fruit juice is used, in addition to brightly colored oversize straws for sucking up the pearls.

Bubble tea is generally split into two types: fruit-flavored teas, and milk teas. Milk teas may use dairy or non-dairy creamers. The mixtures that make up Bubble Tea vary. Several examples of flavors are strawberry, passion fruit, mango, chocolate, and coconut, and may be added in the form of powder, fruit juice, pulp, or syrup to hot black or green tea, which is shaken in a cocktail shaker or mixed in a blender with ice until chilled. The mixture is usually combined with milk and cooked tapioca pearls.

These tapioca pearls are made mostly of tapioca starch, which comes from the tapioca, or bitter-cassava plant. In other parts of the world, the bitter-cassava plant may be called manioca or yucca. Cassava is native to South America, and was introduced to Asia in the 1800s. The balls are prepared by boiling for 25 minutes, until they are cooked thoroughly but have not lost pliancy, and then cooled for 25 minutes. After cooking they last about 7 hours. The pearls have little taste, and are usually soaked in sugar or honey solutions.

3. TARGET MARKET

Customers are likely to be:

Younger and older people may consider Bubble Tea a novelty and luxury alternative to the lunchtime or after-work coffee.

Although it contains sugar, Bubble Tea is a much healthier alternative to carbonated fizzy drinks and may therefore appeal to health conscious consumers.

It is popular for people to hold meetings such as craft circles and book groups in local cafes and coffee shops and a Bubble Tea cafe could appeal as an unusual alternative.

Due to its fairly new status, Bubble Tea has a certain novelty value that might appeal to people looking to try different tastes and flavors.

Office workers looking for a quick snack and drink or a relaxing meeting place.

4. MARKETS

The Romania Tapioca Bubble Tea is still a virgin market with very few existing competitors.The dominant target market for Capital Bubble Tea Cafe is a regular stream of local residents. Personal and expedient customer service at a competitive price is a key for maintaining the local market share of this target market. Our stands would be ideal anywhere with high foot traffic, such as shopping malls, college or university campuses, bus or trains stations and airports. And at the same time, mobility of our stands will allow as to be able to operate on trade shows, conferences and festivals.

5. MARKETING

Initially we plan to place our stands in the shopping malls. Our company ads and commercials will be placed in malls advertising magazines, and internal commercials. We expect the facilities and signage to be a substantial portion of our advertising. Word of mouth has always proven to be the greatest advertising program a company can instill. In addition, we will be hiring marketing company that does mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box.

There will be several sales strategies put into place, including posting specials on high, profit items at the window. The staff will also hand out free drink coupons to those who have purchased a certain number of cups.

We plan to host tasting events for customers on a quarterly basis. Each quarter, at the introduction of each season, Capital Bubble Tea Cafe will be adjusting its menu to reflect the changes in the flavors served. Drink Coupons, This encourages the person to come in for their free beverage and bring a friend. Chamber of Commerce and Professional Memberships, Because of the need to sell our services, we will be an active participant in the Regional Chamber, local Chambers of Commerce, food service Associations, and Specialty Beverage Associations. The exposure and education that these organizations provide is outstanding, but equally important are the contacts and opportunities made available.

STRATEGY AND IMPLEMENTATION

Bubble tea cafes shops are heavily reliant on impulse buying and passing trade. Therefore they will benefit from a strong image that is attractive to clearly identifiable types of customer. Issues to consider when developing a Bubble Tea cafes client base include:

Visibility - location will be vital. However, high street sites may be difficult to obtain due to high rent and intense competition, particularly from major chains.

Ease of access - other locations to consider includes those close to transport, e.g. near railway and bus stations.

Advertising in a variety of local publications will increase knowledge of our locations and a favorable review in the local media will increase interest.

Promotional offers - most Bubble Tea cafes attract younger customers, therefore promoting the business to older age groups may be worthwhile.

Word of mouth recommendation will also be important therefore it is important that we offer good customer service. We will be offering high quality Bubble Tea, with personal service at a competitive price. Our competitive edge is the relatively low level of competition in the local area in this particular niche.

6. EQUIPMENT

EQUIPMENT DESCRIPTION:

MALL CUSTOMIZED BUBBLE TEA STAND MYSHINE MS3828
DIMENSIONS:  2.0m L x 0.8m W x 2.00m H
Operational space: 1.6 square meters
Weight: 250kg
Cost US $ 2,800

SK-300 BUBBLE TEA SHAKING MACHINE
Voltage: AC220/110V 50/60HZ,
Weight: 20kg
Dimension: 32cm W x25cm L x33cm H
Cost US $ 785.00

WCS-F07 AUTOMATIC CUP SEALING MACHINE
Voltage: AC220/110V 50/60HZ,
Weight: 31kg
Dimension: 29cm W x35cm L x52cm H
Cost $ 365.00

SINGLE DOOR GLASS DISPLAY CABINET BEVERAGE REFRIGERATOR
Voltage: AC220/110V 50/60HZ,
Weight: 70kg
Cost US $ 550

QUICK DETAIL


All devices in the stand will operate on a 10 amp circuit, it is ideal to use in any environment because it doesn't require a dedicated circuit. This allows it to be used in multiple locations and still produce 240 servings per hour. This full-feature Tapioca Bubble Tea stand set uses an exterior laminate and glossy stainless steel cover on the plywood. Countertop is made of stone covered plywood.

Estimated landed cost is $7000

Product description:                               Tapioca Bubble Tea production
                                                   equipment and mobile stand
Importing from:                                    China
Importing to:                                      Romania
Total Product value:                               USD 4500.00
Country of manufacture:                            China
The cost of shipping and insurance of
 importing Shipping costs:                         USD 1400.00
Insurance costs:                                   USD 245.00
- VAT:                                             USD 855.00
Total import duty. taxes due:                      USD 855.00
Total landed cost:                                 USD 7,000.00

7. SUPPLIES

At the initial stage all our supplies, such as milk, tapioca pearls, salt, flavoring, cleaning kits and packaging will be purchased from the local suppliers. There is no need to invest in high inventory levels due to the availability of required for production materials in regular stores around Romania. We plan to keep minimal inventory on hands. At later stages of our company development, when we will have high sales volumes, and will be required to stock big inventory, negotiations might be done to get better pricing from local suppliers, or suppliers located within the European Union.

8. FREIGHT

We plan to ship Tapioca Bubble Tea machines and Bubble Tea stands from the China to Romania. All the supplies will be bought locally in Romania and will not require shipping costs. At this stage we do not have written contract with any of the shipment companies.

9. PERMITS AND OTHER GOVERNMENTAL REGULATIONS

At this stage of our company development, we have one permit pending. Vending business operators required to have a permit in order to sell products to the public. Permits will be obtained from government for the cost of $20 per stand. We do not require any certification for product (Tapioca Bubble Tea) because all direct materials will be purchased locally, certified for consumption.

Food Hygien Sertification. Employees who come into contact with food are needed to participate in hygiene training, according to the Order MSnr.1225/2003, as amended, to acquire the fundamentals of hygiene and nr.232/4.034 Order 2004 the Minister of Health and Minister education and research on the modification and completion methodology for organizing training and certification of staff on teaching the fundamentals of hygiene, approved by Order of the Minister of Health and Minister of Education, research and Youth no . 1.225/5.031/2003.

Food-purchase record storage and record keeping is required.

VAT Registration. Supplies of goods or services with the place of supply in Romania are subject to Romanian value-added tax (VAT), where made by a taxable person in the course of a business carried on by said person. Supplies includes all forms of supplies.

10. TAPIOCA BUBBLE TEA STAND PLACMENT LOCATIONS


Initially we plan to place one Tapioca Bubble Tea stand in the malls in Bucharest. Our future expansion will be based on the amount of finance obtained. Tapioca Bubble Tea stands will be placed in major cities such as Bucharest, Ia?i and Cluj, and in the following locations: malls, commercial centers, and sport halls. We might be able to enter into revenue sharing agreement with the owners/management for the taken space for the commission up to 20% of gross margin in the future.


11. OFFICE

Our principal executive office is located at Lasi, Vasile Lupu nr. 83, bl. D1, sc. B, Suite 37, Romania. Our phone number is + (0373) 78 12 42. The Director provides our company with office space at no charge. Furniture, office equipment, and supplies will be purchased locally.

12. LEASES


Our Tapioca Bubble Tea stand requires four square meters of operational space. Lease terms and durations in Bucharest city area malls as follows:


Rate is ranging from $250 to $500 per months or $3000 to $6,000 per year. Taking in to the account conservatism, our lease expense per location we will be $450 per month or $5,400 per year.

Duration of short term lease varies from 1 to 12 months. Taking in to the account conservatism, our lease duration per location we will be 12th months.

Lease payment is due at the signing of the lease. Director will be a guarantor for the leases. To remove Director's personal liability, full amount of the lease term will be due on the singing of the lease. (Source: Personal visits to six random malls located in Bucharest area: Unirea shopping City, Afi palace Cotroceni, Plaza Romania, Baneasa Shopping City, Mall Vitan, Baneasa Shopping City, Plaza Mall.


We already have one Tapioca Bubble stand purchased and placed in Magurele, Bucharest -Ilfov, Muntenia, Romania, on March 1, 2015. Although, our first location is not operational yet. We are in the process of renovating it for our needs and still waiting for delivery of our permit. This lease costs $6,000 for the first year, which will be covered by the loan promised by the Company's President.


13. PRICING

Suggested Sale Price for 16-ounce clear plastic cup (1 US Dollar USD =~ 0.31601 Romanian New Leu )

Sale Price - $3.00 (0.95 RON)
Cost - $1.2 (24 RON)

14. PERSONNEL

We are going to hire locals for the positions of sales people. Sales personnel salary remuneration will be commission based. Standard rate will be 15% of gross sales. When we will have at least five stands managers will be hired from locals or promoted from the sales people. Manager remuneration is commission of 5% of gross sales. Managers and sales personnel shall not be entitled to any salary in addition to commissions

Personnel will have to be trained to operate and service Tapioca Bubble Tea equipment. At first, training will be done by Director. Managers will take over this function when they will be hired.

15. COMPETITION

Bubble tea is a fairly new product, so there are very few direct competitors at this moment. But at the same time we have to compete with other drink providers, from low priced soft drinks to high priced juices and smoothies. Our main advantage is that our Bubble Teas offer similar to smoothies and juices health benefits, while being more affordable.

Larger stores carry a better selection of drinks in various sizes and types of packaging, as well as accessories such as storage containers, travel tumblers and mugs.

17. FINANCE

We are planning to raise $100,000 through public offering. There is no assurance that full amount, or any amount, will be obtained. The following table sets forth the uses of proceeds assuming the funding of 25%, 50%, 75%, and 100%, respectively.


                                   25,000      50,000       75,000      100,000
                                   ------      ------       ------      -------
Legal and professional fees
 (associated with maintaining
 reporting status)                $10,000     $10,000      $10,000      $10,000
Permits                           $    20     $    40      $    80      $   120
Additional Leases                 $ 5,400     $10,800      $21,600      $32,400
Developing website/hosting        $   650     $ 3,000      $ 3,000      $ 3,000
Number of Additional Locations          1           2            4            6
Additional Equipment and Stands   $ 7,000     $14,000      $28,000      $42,000
Marketing and Advertising         $ 1,680     $ 9,660      $ 9,320      $ 8,980
Office                            $     0     $ 2,000      $ 2,000      $ 2,000
Supplies                              250         500        1,000        1,500

Our current lease is $6,000 for the first year, which will be covered by the loan promised by the Company's President.


           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of October 31, 2014, the names, positions and ages of our current executive officers and directors

Name and Address of Executive
  Officer and/or Director             Age                 Position
  -----------------------             ---                 --------
Slav Serghei                          28     President, Director, Executive
Bucharest 28, Bucharest, 87-100              Officer, Treasurer, Secretary
Romania

The following is a brief description of the business experience of our executive officer:

     -    graduated high school for animators 2002
     -    resort and condominium manager of Phoenicia  Apartments Unirii, 2002 -
          2011
     - owner of an internet shopping and advertising company, Promotheus, 2011 - 2014

Slav Serghei has acted as our President, Secretary, Treasurer and sole Director since our incorporation on April 18, 2014. His experience as a middle range manager and director of a small company provided him with good knowledge of successful business operations, employee training and time management. Plus it gave him excellent experience in marketing and advertising. Our president will be devoting approximately 20 hours/week of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Slav Serghei has agreed to commit more time as required. Because Slav Serghei will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

During the past ten years, Mr. Slav has not been the subject to any of the following events:

        Any bankruptcy petition filed by or against any business of which Mr. Slav was a general partner or executive



     1. Any bankruptcy petition filed by or against any business of which Mr. Slav was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Slav 's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
          i.   Any Federal or State securities or commodities law or regulation;
               or
          ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
          iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

AUDIT COMMETEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we just recently started our operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICT OF INTEREST

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Slav Serghei, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on April 18, 2014 January 31, 2015:

SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position          Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------          ----   ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Slav Serghei,    April 8,    -0-       -0-        -0-        -0-          -0-             -0-            -0-            -0-
President,       2014
Treasurer and    January 31
Secretary        2015

There are no current employment agreements between the company and its officer.

Mr. Slav currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of January 31, 2015:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Slav Serghei   -0-         -0-         -0-             -0-              -0-              -0-           -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Slav Serghei will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Since our incorporation, we issued a total of 3,500,000 shares of restricted common stock to Slav Serghei, our sole officer and director in consideration of $3,500.


On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as January 31, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                 Name and Address of         Amount and Nature of
Title of Class     Beneficial Owner          Beneficial Ownership     Percentage
--------------     ----------------          --------------------     ----------
Common Stock       Slav Serghei              3,500,000 shares of          100%
                   Bucharest 28,             common stock (direct)
                   Bucharest, 87-100
                   Romania


(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 31, 2015.

As of January 31, 2015, there were 3,500,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 3,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 3,500,000 restricted shares of our common stock.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Tapioca Corp. has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Slav Serghei will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Slav is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Slav will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Slav is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Slav will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Slav will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Tapioca Corp. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 per share.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.


We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.


STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Tapioca Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Tapioca Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

  -      execute and deliver a subscription agreement; and
  -      deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Tapioca Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of January 31, 2015, there were 3,500,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following description of our common stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

We are not authorized to issue preferred shares.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 26% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We do not have a Transfer Agent.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

LEGAL COUNSEL PROVIDING LEGAL OPINION

The validity of the issuance of the shares of common stock will be passed upon for the company by Scott D. Olson, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

         Scott D. Olson, Esq.
         274 Broadway
         Costa Mesa, CA 92627

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

HARRIS & GILLESPIE CPA'S, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. HARRIS & GILLESPIE CPA'S, PLLC, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1/A to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities

Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS


The financial statements of Tapioca Corp. for the period ended October 31, 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting. The interim unaudited financial statements of Tapioca Corp. for the period ended January 31, 2015, and related notes, included in this prospectus have been reviewed by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

       FOR THE PERIOD FROM APRIL 18, 2014 (INCEPTION) TO OCTOBER 31, 2014

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet as of October 31, 2014                                         F-2

Statement of Operations for the period April 18, 2014 (inception) to
October 31, 2014                                                             F-3

Statement of Changes in Stockholder's Equity for the period from
April 18, 2014 (inception) to October 31, 2014                               F-4

Statement of Cash Flows for the period April 18, 2014 (inception) to
October 31, 2014                                                             F-5

Notes to the Audited Financial Statements                                    F-6

                         HARRIS & GILLESPIE CPA'S, PLLC
                          CERTIFIED PUBLIC ACCOUNTANT'S
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tapioca, Corp.

We have audited the accompanying balance sheets of Tapioca Corp. (A Development Stage Company) as of October 31, 2014 and the related statements of operations, stockholders' equity and cash flows for the period then ended, and for the period from April 18, 2014 (inception) to October 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tapioca Corp. (A Development Stage Company) as of October 31, 2014 and the results of its operations and cash flows for the period then ended and for the period from April 18, 2014 (inception) to October 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HARRIS & GILLESPIE CPA'S, PLLC
--------------------------------------------
Seattle, Washington
November 26, 2014

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF OCTOBER 31, 2014


                                                                October 31, 2014
                                                                ----------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                          $ 1,425
                                                                     -------
Total Current Assets                                                   1,425

Fixed Assets
  Equipment                                                            7,000
                                                                     -------
Total Fixed Assets                                                     7,000
                                                                     -------

Total Assets                                                         $ 8,425
                                                                     =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                 $ 5,000
                                                                     -------
Total Current Liabilities                                              5,000
                                                                     -------

Total Liabilities                                                      5,000

Commitments and Contingencies

Stockholder's Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   3,500,000 shares issued and outstanding                             3,500
  Additional paid in capital                                              --
  Deficit accumulated during the development stage                       (75)
                                                                     -------
Total Stockholder's Equity                                             3,425
                                                                     -------

Total Liabilities and Stockholder's Equity                           $ 8,425
                                                                     =======


                 See accompanying notes to financial statements.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM APRIL 18, 2014 (INCEPTION) TO OCTOBER 31, 2014


                                                             For the period from
                                                                April 18, 2014
                                                                (Inception) to
                                                               October 31, 2014
                                                               ----------------

REVENUES                                                           $      --

OPERATING EXPENSES
  General and Administrative Expenses                                     75
                                                                   ---------
TOTAL OPERATING EXPENSES                                                  75
                                                                   ---------

NET LOSS FROM OPERATIONS                                                 (75)

PROVISION FOR INCOME TAXES                                                --
                                                                   ---------

NET LOSS                                                           $     (75)
                                                                   =========

NET LOSS PER SHARE: BASIC AND DILUTED                              $   (0.00)
                                                                   =========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                   250,000
                                                                   =========


                 See accompanying notes to financial statements.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
       FOR THE PERIOD FROM APRIL 18, 2014 (INCEPTION) TO OCTOBER 31, 2014

                                                                                     Deficit
                                                                                   Accumulated
                                              Common Stock          Additional     during the        Total
                                           -------------------       Paid-in       Development    Stockholders'
                                           Shares       Amount       Capital          Stage          Equity
                                           ------       ------       -------          -----          ------
Inception, April 18, 2014                       --     $    --       $    --         $    --        $    --

Shares issued for cash at $0.001 per
 share on October 17, 2014               3,500,000       3,500            --              --          3,500

Net loss for the period ended
 October 31, 2014                               --          --            --             (75)           (75)
                                         ---------     -------       -------         -------        -------

Balance, October 31, 2014                3,500,000     $ 3,500       $    --         $   (75)       $ 3,425
                                         =========     =======       =======         =======        =======


                 See accompanying notes to financial statements.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM APRIL 18, 2014 (INCEPTION) TO OCTOBER 31, 2014


                                                             For the period from
                                                                April 18, 2014
                                                                (Inception) to
                                                               October 31, 2014
                                                               ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                           $   (75)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
                                                                    -------
CASH FLOWS USED IN OPERATING ACTIVITIES                                 (75)

CASH FLOWS FROM INVESTING  ACTIVITIES
  Purchase of Equipment                                              (7,000)
                                                                    -------
CASH FLOWS USED IN INVESTING  ACTIVITIES                             (7,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  3,500
  Loan from director                                                  5,000
                                                                    -------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           8,500

NET INCREASE IN CASH                                                  1,425

Cash, beginning of period                                                --
                                                                    -------

Cash, end of period                                                 $ 1,425
                                                                    =======

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                     $     0
                                                                    =======
  Income taxes paid                                                 $     0
                                                                    =======


                 See accompanying notes to financial statements.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
                                OCTOBER 31, 2014


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

TAPIOCA CORP. ("the Company", "we", "us" or "our") was incorporated in the State of Nevada on April 18, 2014. We are a development-stage company formed to sell Bubble Tea from mobile stands in Romania.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues and incurred losses from April 18, 2014 through October 31, 2014. The Company currently has capital working capital deficit, has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time and currently does not have the funding available to further develop its business plan. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company's year end is October 31.

Development Stage Company
The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclosed activity since the date of its inception (April 18, 2014) as a development stage company Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business. All losses accumulated since Inception (April 18, 2014) have been considered as part of the Company's development stage activities. Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions and consequently these additional disclosures are included in these financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
                                OCTOBER 31, 2014


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,425 of cash as of October 31, 2014.

Fair Value of Financial Instruments
ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets; Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates its fair value due to their short-term maturity.

Property and Equipment
Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 5 years.

No depreciation was charged during the period from April 18, 2014 to October 31, 2014 as the equipment purchased by the Company during this period was not used during the period.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
                                OCTOBER 31, 2014


Revenue Recognition
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the period from April 18, 2014 (inception) to October 31, 2014 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these periods.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our inception there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
                                OCTOBER 31, 2014


NOTE 4 - LOAN FROM DIRECTOR

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the period from April 18, 2014 (Inception) to October 31, 2014, our sole director has loaned to the Company $5,000.

The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $5,000 as of October 31, 2014.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 17, 2014, the Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of October 31, 2014.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

None

NOTE 7 - INCOME TAXES

As of October 31, 2014, the Company had net operating loss carry forwards of approximately $75 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                                  TAPIOCA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
                                OCTOBER 31, 2014


NOTE 7 - INCOME TAXES (CONTUNUED)

The provision for Federal income tax consists of the following:

                                                                October 31, 2014
                                                                ----------------
Federal income tax benefit attributable to:
  Current Operations                                                $     26
  Less: valuation allowance                                              (26)
                                                                    --------
Net provision for Federal income taxes                              $      0
                                                                    ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                October 31, 2014
                                                                ----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                      $     26
  Less: valuation allowance                                              (26)
                                                                    --------
Net deferred tax asset                                              $      0
                                                                    ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $75for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from October 31, 2014 to the date these financial statements were issued, November 26, 2014 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                  TAPIOCA CORP.

                                TABLE OF CONTENTS

                                JANUARY 31, 2015

Balance Sheet as of January 31, 2015 (Unaudited) and
October 31, 2014 (Audited)                                                  F-12

Statement of Operations for the three months period ended
January 31, 2015 (Unaudited)                                                F-13

Statement of Cash Flows for the three months period ended
January 31, 2015 (Unaudited)                                                F-14

Notes to the Unaudited Financial Statements                                 F-15

                                  TAPIOCA CORP.
                                  BALANCE SHEET
                             AS OF JANUARY 31, 2015

                                                                  January 31, 2015       October 31, 2014
                                                                  ----------------       ----------------
                                                                     (Unaudited)             (Audited)
                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  2,120              $  1,425
                                                                      --------              --------
Total Current Assets                                                     2,120                 1,425

Fixed Assets
  Equipment                                                              7,000                 7,000
  Accumulated Amortization                                                  12                    --
                                                                      --------              --------
Total Fixed Assets                                                       6,988                 7,000
                                                                      --------              --------

Total Assets                                                          $  9,108              $  8,425
                                                                      ========              ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  $  8,450              $  5,000
                                                                      --------              --------
Total Current Liabilities                                                8,450                 5,000
                                                                      --------              --------

Total Liabilities                                                        8,450                 5,000

Commitments and Contingencies

Stockholder's Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   3,500,000 shares issued and outstanding                               3,500                 3,500
  Additional paid in capital                                                --                    --
  Deficit accumulated during the development stage                      (2,842)                  (75)
                                                                      --------              --------
Total Stockholder's Equity                                                 658                 3,425
                                                                      --------              --------

Total Liabilities and Stockholder's Equity                            $  9,108              $  8,425
                                                                      ========              ========


                 See accompanying notes to financial statements.

                                  TAPIOCA CORP.
                             STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS PERIOD ENDED JANUARY 31, 2015
                                   (UNAUDITED)


                                                             Three months period
                                                               January 31, 2015
                                                               ----------------

REVENUES                                                          $    1,180
  Cost of Goods Sold                                                    (200)
                                                                  ----------
GROSS PROFIT                                                             980

OPERATING EXPENSES
  General and Administrative Expenses                                  3,747
                                                                  ----------
TOTAL OPERATING EXPENSES                                               3,747
                                                                  ----------

NET INCOME (LOSS) FROM OPERATIONS                                     (2,767)

PROVISION FOR INCOME TAXES                                                --
                                                                  ----------

NET INCOME(LOSS)                                                  $   (2,767)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 3,500,000
                                                                  ==========


                 See accompanying notes to financial statements.

                                  TAPIOCA CORP.
                             STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS PERIOD ENDED JANUARY 31, 2015
                                   (UNAUDITED)

                                                             Three months period
                                                               January 31, 2015
                                                               ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss) for the period                                 $ (2,767)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
     Amortization                                                        12
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                              (2,755)

CASH FLOWS FROM INVESTING  ACTIVITIES
  Purchase of Equipment                                                  --
                                                                   --------
CASH FLOWS USED IN INVESTING  ACTIVITIES                                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                     --
  Loans from director                                                 3,450
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           3,450

NET INCREASE IN CASH                                                    695

Cash, beginning of period                                             1,425
                                                                   --------

Cash, end of period                                                $  2,120
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                                  TAPIOCA CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2015
                                   (UNAUDITED)


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of January 31, 2015

TAPIOCA CORP. ("the Company", "we", "us" or "our") was incorporated in the State of Nevada on April 18, 2014. We are a development-stage company formed to sell Bubble Tea from mobile stands in Romania.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company currently has capital working capital deficit, has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time and currently does not have the funding available to implement its business plan. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company's yearend is October 31.

Recent Accounting Pronouncements
In June 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements for the Company.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  TAPIOCA CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2015
                                   (UNAUDITED)


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $2,120 of cash as of January 31, 2015.

Fair Value of Financial Instruments
ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets; Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates its fair value due to their short-term maturity.

Property and Equipment
Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 5 years.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                  TAPIOCA CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2015
                                   (UNAUDITED)


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the three months period ended January 31, 2015 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these periods.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our inception there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 4 - LOAN FROM DIRECTOR

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand.

The balance due to the director was $8,450 as of January 31, 2015.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 17, 2014, the Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of January 31, 2015.

                                  TAPIOCA CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2015
                                   (UNAUDITED)


NOTE 6 - COMMITMENTS AND CONTINGENCIES

None

NOTE 7 - INCOME TAXES

As of October 31, 2014, the Company had net operating loss carry forwards of approximately $75 that may be available to reduce future years' taxable income in varying amounts through 2031. As of January 31, 2015, the Company had net operating loss carry forwards of approximately $940 that may be available to reduce future years' taxable income in varying amounts through 2031.Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                January 31, 2015
                                                                ----------------
Federal income tax benefit attributable to:
  Current Operations                                                $     26
  Less: valuation allowance                                              (26)
                                                                    --------
Net provision for Federal income taxes                              $      0
                                                                    ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                January 31, 2015
                                                                ----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                      $     26
  Less: valuation allowance                                              (26)
                                                                    --------
Net deferred tax asset                                              $      0
                                                                    ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $75 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from January 31, 2015 to the date these financial statements were issued, March 5, 2015 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                  TAPIOCA CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION


UNTIL JUNE ___, 2015, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                                 $    11.62
     Printing Expenses                                    $    88.38
     Accounting Fees and Expenses                         $ 1,100.00
     Auditor Fees and Expenses                            $ 3,500.00
     Legal Fees and Expenses                              $ 3,000.00
     Transfer Agent Fees                                  $ 2,300.00
                                                          ----------
     TOTAL                                                $10,000.00
                                                          ==========

----------
(1) All amounts are estimates,  other than the SEC's  registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.


Set forth below is information regarding the issuance and sales of securities without registration since inception. On October 17, 2014, Tapioca Corp. offered and sold 3,500,000 share of common stock to our sole officer and director, Slav Serghei, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500. Tapioca Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(a)(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.


Exhibit
Number                        Description of Exhibit
------                        ----------------------
3.1*          Articles of Incorporation of the Registrant
3.2*          Bylaws of the Registrant
5.1           Opinion re: Legality and Consent of Counsel
10.1*         Lease agreement, by and between Slav Serghei and Cristi Matache, dated September 14, 2014.
10.2          Written description of loan provided by Slav Serghei
23.1          Consent of Legal Counsel (contained in exhibit 5.1)
23.2          Consent of HARRIS & GILLESPIE CPA'S, PLLC
99.1*         Subscription agreement

----------
* Filed as exhibits to the Form S-1, filed on December 18, 2014.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a) (3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

For the  purposes of  determining  liability  under the  Securities  Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Romania, Country of Bucharest on April 3, 2015.


                                 TAPIOCA CORP.


                                 By: /s/ Slav Serghei
                                    --------------------------------------------
                                 Name:  SLAV SERGHEI
                                 Title: President
                                        (Principal Executive, Financial and
                                        Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



     Signature                                Title                                   Date
     ---------                                -----                                   ----


/s/ Slav Serghei
----------------------------    Principal Executive, Financial and                April 3, 2015
SLAV SERGHEI                    Accounting Officer and Director
                                (Principal Executive, Financial and
                                Accounting Officer)